UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 5, 2015

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD.
DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

As previously disclosed, EnLink Midstream Partners, LP (the “Partnership”), entered into a Credit Agreement, dated as of February 20, 2014 (the “Credit Agreement”), with the lenders party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender thereunder.  On February 5, 2015, the Partnership entered into a Commitment Increase and Extension Agreement (the “Commitment Increase Agreement”) with the Lenders party thereto and the Administrative Agent.

Prior to the effective date of the Commitment Increase Agreement, the Credit Agreement (i) permitted the Partnership to borrow up to $1.0 billion (the “Aggregate Commitments”) on a revolving credit basis and (ii) would have matured on the fifth anniversary of the initial funding date, which was March 7, 2014.  The Commitment Increase Agreement (a) increases the Aggregate Commitments by $500 million to an aggregate of $1.5 billion (the “Accordion Increase”) and (b) extends the maturity date of the Aggregate Commitments to the sixth anniversary of the initial funding date (the “Extension”).

The Commitment Increase Agreement also amends the Credit Agreement such that, after giving effect to the Accordion Increase and the Extension, the Partnership is permitted to, (x) subject to certain conditions and the receipt of additional commitments by one or more lenders, increase the Aggregate Commitments by an additional amount not to exceed $500 million and, (y) subject to certain conditions and the consent of the requisite lenders, on two separate occasions extend the maturity date of the Credit Agreement by one year.

The foregoing description of the Commitment Increase Agreement does not purport to be complete and is qualified in its entirety by reference to the Commitment Increase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—

Commitment Increase and Extension Agreement, dated as of February 5, 2015, by and among EnLink Midstream Partners, LP, the Lenders party thereto, and Bank of America, N.A., as an L/C Issuer, as Swing Line Lender, and as Administrative Agent for the Lenders.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC,
its General Partner

Date: February 11, 2015	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—

Commitment Increase and Extension Agreement, dated as of February 5, 2015, by and among EnLink Midstream Partners, LP, the Lenders party thereto, and Bank of America, N.A., as an L/C Issuer, as Swing Line Lender, and as Administrative Agent for the Lenders.